SLM Student Loan Trust 2004-2 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/05	Activity	06/30/2005

A	i	Portfolio Balance			$2,771,775,338.51	($53,320,939.70)	$2,718,454,398.81
	ii	Interest to be Capitalized			6,376,259.05		6,881,497.09

	iii	Total Pool			$2,778,151,597.56		$2,725,335,895.90

	iv	Specified Reserve Account Balance			6,945,378.99		6,813,339.74
	v	Capitalized Interest			0.00		0.00

	vi	Total Adjusted Pool			$2,785,096,976.55		$2,732,149,235.64

B	i	Weighted Average Coupon (WAC)			5.197%		5.177%
	ii	Weighted Average Remaining Term			252.44		251.50
	iii	Number of Loans			156,467		153,462
	iv	Number of Borrowers			99,385		97,151
	v	Aggregate Outstanding Principal Balance — T-Bill			$515,741,266.80		$495,967,811.17
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,262,410,330.76		$2,229,368,084.73

	Notes			Spread/Coupon	Exchange Rate	Balance 4/25/05	Balance 7/25/05

C	i	A-1 Notes	78442GKX3	-0.010%	1.00000	$65,277,976.55	$12,330,235.64
	ii	A-2 Notes	78442GKY1	0.020%	1.00000	$437,000,000.00	$437,000,000.00
	iii	A-3 Notes	78442GKZ8	0.080%	1.00000	$408,000,000.00	$408,000,000.00
	iv	A-4 Notes	78442GLA2	0.130%	1.00000	$522,074,000.00	$522,074,000.00
	v	A-5* Notes	XS0187454706	0.180%	1.26050	€500,000,000.00	€500,000,000.00
	vi	A-6* Notes	XS0187456156	4.400%	1.26050	€500,000,000.00	€500,000,000.00
	vii	B Notes	78442GLB0	0.470%	1.00000	$92,245,000.00	$92,245,000.00

	Reserve Account					04/25/05	07/25/05

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)				$6,945,378.99	$6,813,339.74
	iv	Reserve Account Floor Balance ($)				$4,516,068.00	$4,516,068.00
	v	Current Reserve Acct Balance ($)				$6,945,378.99	$6,813,339.74

	Other Accounts					04/25/05	07/25/05

E	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$0.00	$0.00
	iii	Principal Accumulation Account (A-6				$0.00	$0.00
	iv	Supplemental Interest Account (A-6)				$0.00	$0.00
	v	Investment Reserve Account				$0.00	$0.00
	vi	Investment Premium Purchase Account				$0.00	$0.00
	vii	Foreign Currency Account (Euros)				€—	€—

	Asset/Liability					04/25/05	07/25/2005

F	i	Total Adjusted Pool				$2,785,096,976.55	$2,732,149,235.64
	ii	Total $ equivalent Notes				$2,785,096,976.55	$2,732,149,235.64
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-2 Transactions from: 04/01/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$55,938,205.91
	ii	Principal Collections from Guarantor	8,515,490.80
	iii	Principal Reimbursements	731.56
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$64,454,428.27

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$482.07
	ii	Capitalized Interest	(11,133,970.64)

	iii	Total Non-Cash Principal Activity	$(11,133,488.57)

C	Total Student Loan Principal Activity		$53,320,939.70

D	Student Loan Interest Activity
	i	Regular Interest Collections	$21,271,136.24
	ii	Interest Claims Received from Guarantors	548,946.20
	iii	Collection Fees/Returned Items	12,773.81
	iv	Late Fees	342,952.45
	v	Interest Reimbursements	10,837.71
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	8,136,795.37
	viii	Subsidy Payments	1,753,826.76

	ix	Total Interest Collections	$32,077,268.54

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$100,505.97
	ii	Capitalized Interest	11,133,970.64

	iii	Total Non-Cash Interest Adjustments	$11,234,476.61

F	Total Student Loan Interest Activity		$43,311,745.15

G	Non-Reimbursable Losses During Collection Period		$(6.75)

H	Cumulative Non-Reimbursable Losses to Date		$111,297.36

III. 2004-2 Collection Account Activity 04/01/05 through 06/30/05

A	Principal Collections
	i	Principal Payments Received	$37,392,839.58
	ii	Consolidation Principal Payments	27,060,857.13
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	731.56
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$64,454,428.27

B	Interest Collections
	i	Interest Payments Received	$31,476,102.41
	ii	Consolidation Interest Payments	234,602.16
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	10,837.71
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	12,773.81
	viii	Late Fees	342,952.45

	ix	Total Interest Collections	$32,077,268.54

C	Other Reimbursements		$378,199.22

D	Reserves In Excess of the Requirement		$132,039.25

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$571,522.25

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$97,613,457.53

	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(2,302,394.48)
		Consolidation Loan Rebate Fees	$(6,658,744.37)

N	NET AVAILABLE FUNDS		$88,652,318.68

O	Servicing Fees Due for Current Period		$1,140,280.40

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,165,280.40

IV. 2004-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.134%	5.121%	109,495	107,429	69.980%	70.004%	$1,775,903,437.50	$1,741,046,370.08	64.071%	64.045%
31-60 Days Delinquent	5.916%	6.097%	4,959	4,719	3.169%	3.075%	88,185,049.60	77,331,328.25	3.182%	2.845%
61-90 Days Delinquent	6.359%	6.135%	2,311	2,543	1.477%	1.657%	39,009,863.55	41,507,745.33	1.407%	1.527%
91-120 Days Delinquent	6.372%	6.504%	1,230	1,273	0.786%	0.830%	20,647,259.91	20,087,335.95	0.745%	0.739%
> 120 Days Delinquent	6.867%	6.822%	3,078	3,248	1.967%	2.116%	53,523,030.03	52,918,876.22	1.931%	1.947%

Deferment
Current	4.656%	4.611%	15,750	14,966	10.066%	9.752%	346,764,490.69	336,594,046.21	12.511%	12.382%

Forbearance
Current	5.353%	5.299%	19,258	18,958	12.308%	12.354%	442,116,384.33	443,584,829.55	15.951%	16.318%

TOTAL REPAYMENT	5.194%	5.173%	156,081	153,136	99.753%	99.788%	$2,766,149,515.61	$2,713,070,531.59	99.797%	99.802%
Claims in Process (1)	6.874%	7.107%	386	326	0.247%	0.212%	$5,625,822.90	$5,383,867.22	0.203%	0.198%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.197%	5.177%	156,467	153,462	100.000%	100.000%	$2,771,775,338.51	$2,718,454,398.81	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-2 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$33,389,856.09

B	Interest Subsidy Payments Accrued During Collection Period						1,658,188.77

C	SAP Payments Accrued During Collection Period						9,477,423.58

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						571,522.25

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(6,658,744.37)

G	Net Expected Interest Collections						$38,438,246.32

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					CAP TERMINATED
	ii	Libor					n/a
	iii	Cap %					n/a

	iv	Excess Over Cap (ii-iii)					n/a

	v	Cap Payments Due to the Trust					$0.00

I Foreign Currency Interest Rate Swap

	Swap Payments
						Ixis-CIB

						A-5 Swap	A-6 Swap

	i	Notional Swap Amount (USD)				$630,250,000	$630,250,000
	ii	Notional Swap Amount (Euros)				€500,000,000	€500,000,000

	SLM Student Loan Trust Pays:
	i	3 Month USD-LIBOR				3.16063%	3.16063%
	iii	Spread				0.2254%	0.1750%

	iii	Pay Rate				3.38603%	3.33563%
	iv	Gross Swap Payment Due Ixis-CIB				$5,394,392.56	$5,314,098.71
	v	Days in Period		04/25/2005	07/25/2005	91	91

	Ixis-CIB Pays:
	vi	Fixed Rate Equal to Respective Reset Note Rate				2.31300%	4.40000%
	vii	Gross Swap Receipt Due Paying Agent				€2,923,375,000	€0.00
	viii	Days in Period	A-5	04/25/2005	07/25/2005	91
			A-6	04/25/2005	07/25/2005		365

VI. 2004-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007964093	4/25/05 - 7/25/05	3.15063%	LIBOR

B	Class A-2 Interest Rate	0.008039926	4/25/05 - 7/25/05	3.18063%	LIBOR

C	Class A-3 Interest Rate	0.008191593	4/25/05 - 7/25/05	3.24063%	LIBOR

D	Class A-4 Interest Rate	0.008317981	4/25/05 - 7/25/05	3.29063%	LIBOR

E	Class A-5 Interest Rate	0.005846750	4/25/05 - 7/25/05	2.31300%	EURIBOR

F	Class A-6 Interest Rate*	0.000000000	4/25/05 - 4/25/06	4.40000%	FIXED

G	Class B Interest Rate	0.009177426	4/25/05 - 7/25/05	3.63063%	LIBOR

* Fixed rate Euros to be paid to noteholders annually

VII. 2004-2 Inputs From Prior Period 03/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,771,775,338.51
	ii	Interest To Be Capitalized	6,376,259.05

	iii	Total Pool	$2,778,151,597.56
	iv	Specified Reserve Account Balance	6,945,378.99
	v	Capitalized Interest	—

	vi	Total Adjusted Pool	$2,785,096,976.55

B	Total Note and Certificate Factor		0.905775910
C	Total Note Balance		$2,785,096,976.55

D	Note Balance 04/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.183881624	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$65,277,976.55	$437,000,000.00	$408,000,000.00	$522,074,000.00	€500,000,000.00	€500,000,000.00	$92,245,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00

H	Reserve Account Balance		$6,945,378.99
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-2  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 04/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$88,652,318.68	$88,652,318.68

B	Primary Servicing Fees-Current Month		$1,140,280.40	$87,512,038.28

C	Administration Fee		$25,000.00	$87,487,038.28

D	Aggregate Quarterly Funding Amount		$0.00	$87,487,038.28

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$519,879.84	$86,967,158.44
	ii	Class A-2	$3,513,447.59	$83,453,710.85
	iii	Class A-3	$3,342,169.74	$80,111,541.11
	iv	Class A-4	$4,342,601.82	$75,768,939.29
	v	Class A-5 USD payment to the swap counterparty	$5,394,392.56	$70,374,546.73
	vi	Class A-6 USD payment to the swap counterparty *	$5,314,098.71	$65,060,448.02

		Total	$22,426,590.26

F	Class B Noteholders’ Interest Distribution Amount		$846,571.65	$64,213,876.37

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$52,947,740.91	$11,266,135.46
	ii	Class A-2	$0.00	$11,266,135.46
	iii	Class A-3	$0.00	$11,266,135.46
	iv	Class A-4	$0.00	$11,266,135.46
	v	Class A-5 USD payment to the swap counterparty	$0.00	$11,266,135.46
	vi	Class A-6 USD payment to the swap counterparty **	$0.00	$11,266,135.46

		Total	$52,947,740.91

H	Supplemental Interest Account Depos		$0.00	$11,266,135.46

I	Investment Reserve Account Required Amount		$0.00	$11,266,135.46

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$11,266,135.46

K	Increase to the Specified Reserve Account Balance		$0.00	$11,266,135.46

L	Investment Premium Purchase Account Deposit		$0.00	$11,266,135.46

M	Carryover Servicing Fees		$0.00	$11,266,135.46

N	Remaining Swap Termination Fees		$0.00	$11,266,135.46

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$11,266,135.46

P	Excess to Excess Distribution Certificate Holder		$11,266,135.46	$0.00

*	Fixed rate Euro interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2004-2 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$6,945,378.99
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$6,945,378.99
	iv	Required Reserve Account Balance	$6,813,339.74
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$132,039.25
	vii	End of Period Account Balance	$6,813,339.74

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-6

	i	Next Reset Date	04/25/2014
	ii	Reset Period Target Amount	$0.00
	iii	Quarterly Required Amount	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance	$0.00

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00
	iii	Principal Payments to the A-6 Noteholders on Reset Date	$0.00

	iv	Ending A-6 Accumulation Account Balance	$0.00

E	Supplemental Interest Account
	i	Three Month Libor Determined: n/a	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	3196
	vii	Class A-6 Supplemental Interest Account Deposit Amount	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Eligible Investments Purchase Premium Paid	$0.00
	iv	Funds Released into Collection Account	$0.00

	v	End of Period Account Balance	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

X. 2004-2 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$519,879.84	$3,513,447.59	$3,342,169.74	$4,342,601.82	€2,923,375.00	€—	$846,571.65
	ii	Quarterly Interest Paid			519,879.84	3,513,447.59	3,342,169.74	4,342,601.82	2,923,375.00	—	846,571.65

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	iv	Quarterly Principal Due			$52,947,740.91	$0.00	$0.00	$0.00	€—	€—	$0.00
	v	Quarterly Principal Paid			52,947,740.91	0.00	0.00	0.00	—	—	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Total Distribution Amount			$53,467,620.75	$3,513,447.59	$3,342,169.74	$4,342,601.82	€2,923,375.00	€—	$846,571.65

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 06/30/2005			$2,785,096,976.55
	ii	Adjusted Pool Balance 06/30/2005			2,732,149,235.64

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$52,947,740.91

	iv	Adjusted Pool Balance 03/31/2005			$2,785,096,976.55
	v	Adjusted Pool Balance 06/30/2005			2,732,149,235.64

	vi	Current Principal Due (iv-v)			$52,947,740.91
	vii	Principal Shortfall from Previous Collection Period			$0.00

	viii	Principal Distribution Amount (vi + vii)			$52,947,740.91

	ix	Principal Distribution Amount Paid			$52,947,740.91

	x	Principal Shortfall (viii - ix)			$0.00
C	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GKX3	$65,277,976.55		$12,330,235.64
		A-1 Note Pool Factor		0.183881624	0.149148566	0.034733058

	ii	A-2 Note Balance	78442GKY1	$437,000,000.00		$437,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GKZ8	$408,000,000.00		$408,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GLA2	$522,074,000.00		$522,074,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	XS0187454706	€500,000,000.00		€500,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0187456156	€500,000,000.00		€500,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GLB0	$92,245,000.00		$92,245,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-2 Historical Pool Information

				2004
			4/1/05-6/30/05	2/10/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,823,995,801.17	$3,003,500,964.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$55,938,205.91	$176,225,597.60
	ii	Principal Collections from Guarantor	8,515,490.80	$16,728,329.76
	iii	Principal Reimbursements	731.56	$31,238,525.40
	iv	Other System Adjustments	0.00	$0.00

	v	Total Principal Collections	$64,454,428.27	$224,192,452.76
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$482.07	$108,660.92
	ii	Capitalized Interest	(11,133,970.64)	$(44,795,949.93)

	iii	Total Non-Cash Principal Activity	$(11,133,488.57)	$(44,687,289.01)

(-)	Total Student Loan Principal Activity		$53,320,939.70	$179,505,163.75

	Student Loan Interest Activity
	i	Regular Interest Collections	$21,271,136.24	$83,280,912.98
	ii	Interest Claims Received from Guarantors	548,946.20	$862,290.58
	iii	Collection Fees/Returned Items	12,773.81	$33,879.42
	iv	Late Fee Reimbursements	342,952.45	$1,276,871.44
	v	Interest Reimbursements	10,837.71	$154,376.83
	vi	Other System Adjustments	0.00	$0.00
	vii	Special Allowance Payments	8,136,795.37	$4,660,726.94
	viii	Subsidy Payments	1,753,826.76	$4,765,114.70

	ix	Total Interest Collections	$32,077,268.54	$95,034,172.89

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$100,505.97	$(1,012.31)
	ii	Capitalized Interest	11,133,970.64	$44,795,949.93

	iii	Total Non-Cash Interest Adjustments	$11,234,476.61	$44,794,937.62

	Total Student Loan Interest Activity		$43,311,745.15	$139,829,110.51

(=)	Ending Student Loan Portfolio Balance		$2,770,674,861.47	$2,823,995,801.17
(+)	Interest to be Capitalized		$6,881,497.09	$7,140,492.24

(=)	TOTAL POOL		$2,777,556,358.56	$2,831,136,293.41

(+)	Reserve Account Balance		$6,813,339.74	$7,077,840.73

(+)	Capitalized Interest		$0.00	$34,000,000.00

(=)	Total Adjusted Pool		$2,784,369,698.30	$2,872,214,134.14

XIII. 2004-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,968,887,972	7.33%

Jul-04	$2,930,783,887	5.26%

Oct-04	$2,872,845,985	5.60%

Jan-05	$2,831,136,293	5.10%

Apr-05	$2,725,335,896	5.07%

Jul-05	$2,725,335,896	5.06%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.